Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE

HANCOCK FABRICS, INC. AND SUBSIDIARIES, ET. AL.
CASE NUMBER: 07-10353 (BLS)
OFFICE OF UNITED STATES TRUSTEE - REGION 3

FOR THE QUARTER ENDING April 3, 2010

TABLE OF CONTENTS

Statement/Report	Page Number

Post-Confirmation Quarterly Summary Report	2

Consolidated Balance Sheet	3

Allocation of Disbursements among Legal Entities	4

OFFICE OF THE UNITED STATES TRUSTEE - REGION 3
POST-CONFIRMATION QUARTERLY SUMMARY REPORT

Debtor's Name: Hancock Fabrics, Inc. and Subsidiaries

Bankruptcy Number: 07-10353
Date of Confirmation: August 1, 2008

Reporting Period (month/year): Jan 3, 2010 - April 3, 2010
(000's)

Beginning Cash Balance:	4,219

All receipts received by the debtor:

Cash Sales:	63,267

Collection of Accounts Receivable:	644

Proceeds from Litigation (settlement or otherwise):	0

Sale of Debtor’s Assets:	7

Capital Infusion pursuant to the Plan:	0

Total of cash received:	63,918

Total of cash available:	68,137

Less all disbursements or payments (including payments made under the confirmed plan) made by the Debtor:

Disbursements made under the plan, excluding the administrative
claims of bankruptcy professionals:	(236)

Disbursements made pursuant to the administrative claims of
bankruptcy professionals:	(205)

All other disbursements made in the ordinary course:	(64,714)

Total Disbursements	(65,155)

Ending Cash Balance	2,982

Pursuant to 28 U.S.C. Section 1746(2), I hereby declare under penalty of perjury that the foregoing is true and correct to the best of my knowledge and belief.

Date:	April 21, 2010	Signature	/s/ Robert W. Driskell

		Name/Title:	Robert W. Driskell
Chief Financial Officer

Balance Sheet
(in 000's)

	Oct 3,	Jan 2,	April 3,
	2009	2010	2010
Assets
Current assets:
Cash and cash equivalents	3,457	4,219	2,982
Receivables, less allowance for doubtful accounts	3,573	3,544	2,900
Inventories	103,927	95,318	91,538
Income taxes refundable	-	-	-
Prepaid expenses	2,384	1,762	1,817
Total current assets	113,341	104,843	99,237

Property and equipment, at depreciated cost	42,955	41,782	41,827
Other assets	8,350	7,965	7,580
Total assets	164,646	154,590	148,644
Liabilities and Shareholders' Equity
Liabilities not subject to compromise
Accounts payable	24,819	22,946	23,859
Credit facility: Revolver	27,355	12,062	10,023
Credit facility: Notes	21,553	21,553	21,553
Discount on Notes	(8,938)	(8,356)	(7,773)
Accrued liabilities	15,920	16,598	13,699
Income Tax Liability	-	-	210
Other pre-petition obligations	1,744	1,462	824
Capital Lease Obligations	3,217	3,193	3,168
Postretirement benefits other than pensions	2,324	2,309	2,184
Pension and SERP liabilities	23,071	23,578	27,205
Other liabilities	7,782	7,423	7,043

Liabilities subject to compromise
Accounts payable	-	-	-
Accrued liabilities	-	-	-
Income taxes payable	-	-	-
Capital Lease Obligations	-	-	-
Postretirement benefits other than pensions	-	-	-
Pension and SERP liabilities	-	-	-
Other liabilities	-	-	-
Total liabilities	118,847	102,768	101,995

Total shareholders' equity	45,763	51,822	46,649
Total liabilities and shareholders' equity	164,610	154,590	148,644

Allocation of Disbursements among Legal Entities
For the Post-Confirmation quarterly period ending April 3, 2010
(in 000's)

		Case #	Jan. 2, 2010	April 3, 2010
	Hancock Fabrics, Inc.	07-10353	42,057	29,430
	Hancock Fabrics, LLC	07-10360	2,727	2,224
	Hancock Fabrics of Michigan, Inc.	07-10354	0	-
	HF Merchandising, Inc	07-10358	37,665	32,585
	Hancockfabrics.com, Inc.	07-10357	618	885
	HF Enterprises, Inc.	07-10359	27	16
	HF Resources, Inc.	07-10356	27	15
			83,121	65,155

Revenue allocation by entity
			Jan. 2, 2010	April 3, 2010
	Hancock Fabrics, Inc.		78,729	60,372
	Hancock Fabrics, LLC		3,258	2,417
	Hancock Fabrics of Michigan, Inc.		-	-
	Hancockfabrics.com, Inc.		1,847	1,123
			83,834	63,911

Footnote:

Provided for the purpose of calculating the US Trustee fees under 28 USC Section 1930 (a).
Expenses were allocated to Hancock Fabrics, Inc., Hancock Fabrics, LLC, Hancock Fabrics MI, Inc., and
Hancockfabrics.com, Inc. based on the revenue of the entities.  The amounts for HF Merchandising, Inc.,
HF Enterprises, Inc. and HF Resources, Inc. were based on actual expenditures.